Exhibit 99.1

                       Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS ANNOUNCES FOURTH-QUARTER FINANCIAL RESULTS INCLUDING
PREVIOUSLY ANNOUNCED RESTRUCTURING AND IMPAIRMENT CHARGES
———————————
ESTABLISHES FINANCIAL GUIDANCE FOR 2012

NASHVILLE, Tenn. (February 15, 2012) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the fourth quarter and year ended December 31, 2011.  Total revenues for the quarter were $180.0 million, up 4.0% from adjusted revenues for the fourth quarter of 2010 of $173.0 million, which excluded $22.3 million in revenues from a previously announced final settlement with the Centers for Medicare and Medicaid Services (the “CMS settlement”).  Including the CMS settlement, revenues for the fourth quarter of 2010 were $195.3 million.  Adjusted net income per diluted share increased 8.0% to $0.27 for the fourth quarter of 2011 from $0.25 for the fourth quarter of 2010.  Net loss per diluted share for the fourth quarter of 2011 was $5.32, which included previously announced restructuring charges related to severance costs and Cigna-dedicated capacity reductions of $9.0 million and impairment charges related to the write down of goodwill of $183.3 million.  Net income per diluted share for the fourth quarter of 2010 was $0.45.

Total revenues for 2011 were $688.8 million compared with adjusted revenues for 2010 of $698.0 million, which excluded the CMS settlement.  Including the CMS settlement, revenues for 2010 were $720.3 million.  Adjusted net income per diluted share was $0.85 for 2011 versus $1.11 for 2010. Net loss per diluted share for 2011 was $4.68, which included the aforementioned restructuring and impairment charges.  Net income per diluted share for 2010 was $1.36.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-10 for a reconciliation of GAAP and non-GAAP measures

	3 Months Ended December 31,		12 Months Ended December 31,
	2011 (1)	2010	2011 (1)	2010
Domestic, excluding restructuring and impairment charges, earn-out adjustment and investment gain, and CMS settlement	$0.31	0.28	$0.98	$1.14
International, excluding restructuring charges	(0.04)	(0.03)	(0.13)	(0.03)
Adjusted net income per diluted share	0.27	0.25	0.85	1.11
Restructuring charges(2)	(0.17)	(0.20)	(0.16)	(0.20)
Impairment charges(2)	(5.43)	-	(5.36)	-
Earn-out adjustment and investment gain	-	0.03	-	0.07
CMS settlement	-	0.37	-	0.37
Net income (loss) per diluted share(3)	$(5.32)	$0.45	$(4.68)	$1.36

(1)	The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)	Per-share results differ for the three and twelve months ended December 31, 2011 due to different weighted average outstanding shares and equivalents for each period.
(3)	Figures may not add due to rounding.

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

Leedle commented, “Net cash flows from operations for the fourth quarter of 2011 were $18.0 million and capital expenditures were $15.8 million.  For the full year, net cash flows from operations were $76.3 million and capital expenditures totaled $49.3 million.  After additional cash expenditures during 2011, including $23.7 million for the acquisition of Navvis & Company and $23.7 million for repurchases of Healthways common stock, our debt increased $22.5 million for the year.  While this increase in debt contributed to the increase in our ratio of long-term debt to EBITDA as calculated under our credit agreement to 2.4, compared to 1.6 at the end of 2010, our financial position entering 2012 remains strong, and we expect to continue to fund our planned capital expenditures through net operating cash flows.

“When we established our 2011 financial guidance one year ago, we discussed that we expected to sign large transformational contracts in which costs would be incurred before full revenue and margin maturity were achieved, and for which increased performance risk would be required thereby affecting the timing of revenue recognition.  As a result, we expected and achieved a sequentially improving quarterly progression toward our annual guidance, with a sizeable majority of our earnings realized in the second half of the year as these contracts began to produce increasing revenues and as the necessary data became available to measure and start recognizing performance-based fees.  We are pleased that this essential narrative occurred as anticipated during 2011.  In addition, excluding the impact of the Cigna wind down and the signing of our contract with Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (“CNAMTS”), neither of which was in our original guidance, our strong strategic and operational execution produced results for 2011 that met our original revenue and earnings guidance for the year.

“The strength of the contracting environment was unprecedented during 2011.  Including the large transformational contracts signed during 2011, we signed 34 new and 88 expanded or extended contracts for the year.  We expect that, at full maturity, the annualized new revenues from new and expanded contracts signed during 2011 will be approximately $119 million, well above any previous year in the Company’s 30-year history.

“During the fourth quarter, we signed 30 new, expanded or extended contracts.  These contracts included the renewal of the last of the three contracts up for renewal in 2011 that each accounted for more than 2% of 2010 revenues.  Consistent with normal seasonality, Requests for Proposal (“RFPs”) were down sequentially from the third quarter; however, RFP volume for the full year increased 15% compared with 2010.”

2012 Outlook

Leedle added, “The large transformational contracts we signed in 2011 aligned with rapidly emerging trends in the healthcare industry that we have discussed previously, including:

1)	Health plan preparation for the implementation of state health insurance exchanges, which is projected to cause significant disruption of their individual and small group fully insured business;
2)	Change from a volume-based to a value-based payment system and the associated shift of financial risk and responsibility for cost and quality from health plans to providers;
3)	Increasing payer requests for a comprehensive, integrated solution that addresses longitudinal health risk and care needs for total populations;
4)	Global adoption of population health management by both foreign government and foreign private sector health organizations; and

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

5)	Recognition by large employers of the expanded value of improved well-being to reduce medical cost and improve individual and company productivity and performance.

“These trends are already accelerating in 2012, especially with regard to our domestic opportunities with integrated health systems, hospitals, physicians, regional health plans and employers.  We are confident in our ability to continue the momentum gained in 2011 by signing additional large transformational contracts to serve these markets.  As in 2011, any large transformational contracts executed in 2012 that require substantial start up and operating costs to implement, engage and ramp membership, and achieve scale, and/or that include meaningful performance risk, could materially impact our 2012 financial results.

“Despite any potential short-term financial impact, we expect new transformational contracts in 2012 to further validate the strength of our competitive positioning.  We also expect these new contracts, combined with the ramp-up of the large 2011 contracts, to expand our business foundation that, excluding the wind down of the Cigna contract, will drive growth in the Company’s revenues for 2012.  With the 2011 contracts expected to reach revenue maturity during 2012 and additional expected contract signings in 2012, we are confident that this expanding business foundation will produce increased revenues for 2013 over 2012, even with the termination of the Cigna contract early in the first quarter of 2013.”

Revenue Guidance

Healthways today established its guidance for 2012 revenues in a range of $665 million to $705 million.  This range includes revenues from domestic operations in a range of $638 million to $670 million and from international revenues in a range of $27 million to $35 million.  Included in this guidance, Healthways expects the previously announced wind down of its contract with Cigna to reduce 2012 domestic revenues by approximately $75 million, a reduction of approximately 65% of the contract’s 2011 revenue, compared with a previously estimated range of $60 million to $65 million.  With much of this expected reduction effective as of January 1, 2012, as well as with both the continued ramp-up of large contracts signed in 2011 and the timing of performance-based revenue recognition, Healthways expects quarterly revenues for 2012 to grow sequentially through the year.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2012 AND THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual)
Domestic	$638.0 - 670.0	$666.7
International	27.0 - 35.0	22.1
Revenues	$665.0 - 705.0	$688.8

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

Earnings Guidance

The Company today also established its guidance for 2012 net income per diluted share in a range of $0.42 to $0.54.  This range includes earnings per diluted share of $0.42 to $0.50 from domestic operations and $0.00 to $0.04 from international operations.  The domestic guidance reflects the adverse impact on margins from the expected Cigna revenue reduction.  Healthways also expects margins for 2012 compared with 2011 to be reduced by the increase in annualized performance-based revenues for contracts launched in 2012, some of which the Company expects would not be recognized until 2013.  As a result, Healthways expects quarterly earnings per diluted share to grow sequentially through the year from a low for the first quarter, with earnings per diluted share much higher for the second half of 2012 than for the first half of the year.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-10 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual) (1)
Domestic, excluding restructuring and impairment charges	$0.42 - 0.50	$0.98
International, excluding restructuring charges	0.00 - 0.04	(0.13)
Adjusted net income per diluted share	0.42 - 0.54	0.85
Restructuring charges	-	(0.16)
Impairment charges	-	(5.36)
Net income (loss) per diluted share(2)	$0.42 - 0.54	$(4.68)

(1)	The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)     Figures may not add due to rounding.

Summary

Leedle concluded, “The past year was a time of unprecedented disruption in the healthcare industry as it became increasingly apparent that transformational change in the payment, organization and delivery of healthcare services is inevitable.  While Healthways is not immune to the immediate effects of this disruption, as most recently evidenced by Cigna’s decision to wind down its current contract, we believe the changes underway in the healthcare industry offer Healthways significant future growth opportunities.

“Our ability to capitalize on these opportunities is evidenced by the transformational contracts we executed in 2011.  These contracts reflect the clear movement in the healthcare industry away from the traditional fee-for-service model to a value-based model.  They also reflect the growing recognition that a comprehensive solution that addresses the longitudinal health risk and care needs for all individuals in a given population can best optimize participants’ health, improve their individual and business performance and reduce costs.  We believe there is no company better positioned than Healthways to address the market’s needs with solutions proven at scale that were designed in anticipation of, and are highly aligned with, the fundamental changes sweeping healthcare today.”

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 4212305, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly and year-end financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately estimate the financial impact of restructuring actions and the impairment of goodwill;
•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall health-related costs. Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$179,995	$195,324	$688,765	$720,333
Cost of services (exclusive of depreciation and amortization of $9,281, $9,733, $36,248, and $39,203, respectively, included below)	133,211	123,174	510,724	493,713
Selling, general & administrative expenses	15,120	19,473	64,843	72,830
Depreciation and amortization	12,644	13,090	49,988	52,756
Impairment loss	183,288	—	183,288	—
Restructuring and related charges	9,036	10,258	9,036	10,258

Operating income (loss)	(173,304)	29,329	(129,114)	90,776
Gain on sale of investment	—	—	—	(1,163)
Interest expense	3,384	3,642	13,193	14,164

Income (loss) before income taxes	(176,688)	25,687	(142,307)	77,775
Income tax expense	382	10,133	15,386	30,445

Net income (loss)	$(177,070)	$15,554	$(157,693)	$47,330

Earnings (loss) per share:
Basic	$(5.32)	$0.45	$(4.68)	$1.39

Diluted(1)	$(5.32)	$0.45	$(4.68)	$1.36

Weighted average common shares
and equivalents:
Basic	33,268	34,211	33,677	34,129
Diluted (1)	33,268	34,704	33,677	34,902

(1) The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Revenues Excluding CMS Settlement to Revenues, GAAP Basis

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010
Revenues excluding CMS settlement (1)	$173.0	$698.0
Revenues attributable to CMS settlement (2)	22.3	22.3
Revenues, GAAP basis	$195.3	$720.3

(1) Revenues excluding CMS Settlement is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding CMS Settlement in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

Reconciliation of Domestic Earnings Per Share (EPS) Excluding Restructuring and
Impairment Charges and Reconciliation of Adjusted EPS to
EPS, GAAP Basis (3)
	Three Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2011
Domestic EPS excluding restructuring and impairment charges (4)	$0.31	$0.98
International EPS (loss) excluding restructuring charges (5)	(0.04)	(0.13)
Adjusted EPS (6)	$0.27	$0.85
EPS (loss) attributable to restructuring charges (7)	(0.17)	(0.16)
EPS (loss) attributable to impairment charges (8)	(5.43)	(5.36)
EPS (loss), GAAP basis (9)	$(5.32)	$(4.68)

(3) The assumed exercise of stock-based compensation awards for the three and twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

(4) Domestic EPS excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring and impairment charges  in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) attributable to restructuring charges includes $9.0 million associated with charges related to severance costs and Cigna-dedicated capacity reductions.

(8) EPS (loss) attributable to impairment charges includes $183.3 million associated with the write-down of goodwill.

(9) Figures may not add due to rounding.

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Restructuring
Charges, Earn-Out Adjustment and Investment Gain, and CMS Settlement and
Reconciliation of Adjusted EPS to EPS, GAAP Basis

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010
Domestic EPS excluding restructuring charges, earn-out adjustment and investment gain, and CMS settlement (10)	$0.28	$1.14
International EPS (loss) excluding restructuring charges (11)	(0.03)	(0.03)
Adjusted EPS (12)	$0.25	$1.11
EPS (loss) attributable to restructuring charges (13)	(0.20)	(0.20)
EPS attributable to earn-out adjustment and investment gain (14)	0.03	0.07
EPS attributable to CMS settlement (15)	0.37	0.37
EPS, GAAP basis (16)	$0.45	$1.36

(10) Domestic EPS excluding restructuring charges, earn-out adjustment and investment gain, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring charges, earn-out adjustment and investment gain, and CMS settlement in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(11) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

 (12) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to restructuring

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

charges, earn-out adjustment and investment gain, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(13) EPS (loss) attributable to restructuring charges includes charges of $10.2 million associated with both domestic and international capacity consolidation and other restructuring costs.

(14) EPS attributable to earn-out adjustment and investment gain includes income of $1.5 million and $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition for the three and twelve months ended December 31, 2010, respectively, and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(15) EPS attributable to CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

(16) Figures may not add due to rounding.

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	December 31,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$864	$1,064
Accounts receivable, net	97,459	89,108
Prepaid expenses	11,417	12,577
Other current assets	1,412	3,064
Income taxes receivable	6,065	8,695
Deferred tax asset	10,314	11,272
Total current assets	127,531	125,780

Property and equipment:
Leasehold improvements	41,622	40,662
Computer equipment and related software	239,732	207,077
Furniture and office equipment	26,324	27,328
Capital projects in process	17,811	10,117
	325,489	285,184
Less accumulated depreciation	(183,301)	(154,528)
	142,188	130,656

Other assets	10,797	14,733

Intangible assets, net	92,997	94,255
Goodwill, net	335,392	496,265

Total assets	$708,905	$861,689

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	2011	2010
Current liabilities:
Accounts payable	$22,578	$22,555
Accrued salaries and benefits	35,617	39,157
Accrued liabilities	28,639	31,532
Deferred revenue	9,273	5,931
Contract billings in excess of earned revenue	13,154	18,814
Current portion of long-term debt	3,725	3,935
Current portion of long-term liabilities	5,771	3,309
Total current liabilities	118,757	125,233

Long-term debt	266,117	243,425
Long-term deferred tax liability	26,964	23,050
Other long-term liabilities	31,351	39,140

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,304,681 and 34,018,706 shares outstanding	33	34
Additional paid-in capital	247,137	232,524
Retained earnings	48,517	206,210
Treasury stock, at cost, 2,254,953 and 429,654 shares in treasury	(28,182)	(4,494)
Accumulated other comprehensive loss	(1,789)	(3,433)
Total stockholders’ equity	265,716	430,841

Total liabilities and stockholders’ equity	$708,905	$861,689

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(157,693)	$47,330
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	49,988	52,756
Impairment loss	183,288	—
Amortization of deferred loan costs	1,894	1,827
Gain on sale of investment	—	(1,163)
Share-based employee compensation expense	9,246	11,450
Deferred income taxes	(3,572)	16,682
Excess tax benefits from share-based payment arrangements	(433)	(1,067)
(Increase) decrease in accounts receivable, net	(7,452)	12,207
Decrease (increase) in other current assets	6,960	(159)
Increase (decrease) in accounts payable	1,466	(2,256)
Decrease in accrued salaries and benefits	(8,932)	(19,715)
Increase (decrease) in other current liabilities	2,676	(45,206)
Other	(1,144)	201
Net cash flows provided by operating activities	76,292	72,887

Cash flows from investing activities:
Acquisition of property and equipment	(49,290)	(44,431)
Sale of investment	—	1,163
Business acquisitions, net of cash acquired	(23,523)	—
Other	(6,889)	(5,581)
Net cash flows used in investing activities	(79,702)	(48,849)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	439,621	656,997
Payments of long-term debt	(417,490)	(673,188)
Deferred loan costs	—	(3,219)
Excess tax benefits from share-based payment arrangements	433	1,067
Exercise of stock options	4,825	1,133
Repurchases of common stock	(23,688)	(4,494)
Change in outstanding checks and other	(711)	(3,717)
Net cash flows provided by (used in) financing activities	2,990	(25,421)

Effect of exchange rate changes on cash	220	91

Net decrease in cash and cash equivalents	(200)	(1,292)

Cash and cash equivalents, beginning of period	1,064	2,356

Cash and cash equivalents, end of period	$864	$1,064

- MORE -

HWAY Reports Fourth-Quarter Results

February 15, 2012

Noncash Activities:
Assets acquired through capital lease obligations	$—	$8,435
Issuance of unregistered common stock associated with Navvis acquisition	$3,262	$—

- END -